SUB-ITEM 77Q1(e)

A copy of Investment Advisory Agreement between Registrant and Context Capital Advisers, LLC regarding Context Alternative Strategies Fund, Exhibit(d)(1) to the Registrant's Registration Statement on Form N-1A, is incorporated by reference as filed via EDGAR on October 11, 2013, accession number 0001435109-13-000458.